SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

             -------------------------------------------------------

                         Date of report: January 22, 2001
                         --------------------------------
                         (Date of earliest event report)


                    STANFIELD EDUCATIONAL ALTERNATIVES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                     Florida
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


       333-40110                     6770                        65-0386286
---------------------     ----------------------------       -------------------
(Commission File No.)     (Primary Standard Industrial        (I.R.S. Employer
                           Classification Code Number)       Identification No.)


                        7778 Baymeadows Way, Suite 104
                             Jacksonville, FL 32256
                                  904-443-7826
          -------------------------------------------------------------
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               Lawrence W. Stanfield
                        7778 Baymeadows Way, Suite 104
                             Jacksonville, FL 32256
                                  904-443-7826
            ---------------------------------------------------------
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:
                                Robert C. Hackney
                              HACKNEY& MILLER, P.A.
                                   CITY CENTRE
                           2000 PGA BLVD., SUITE 4410
                          N. PALM BEACH, FLORIDA 33408
                                 (561) 627-0677


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Item 5.  Reverse Stock Split and Preferred Stock Issuance.


(a) Reverse Stock Split - On January 19, 2001, the Majority Shareholders and the Board of Directors approved a reverse stock split as follows:

         (i) The reverse stock split will be effective on February 22, 2001. The record date of the reverse stock split is February 21, 2001.

         (ii) A majority of the shareholders have already approved the reverse stock split.

         (iii) The reverse stock split will be a eighty-for-one split of Stanfield Educational Alternatives, Inc.'s common stock.


(b) Preferred Stock - On January 19, 2001, the Majority Shareholders and the Board of Directors approved the creation of a class of 15,000,000 shares of Preferred Stock and the Board authorized the following issuances after the filing of the Articles of Amendment to the Articles of Incorporation:


         (i) The Board of Directors has designated three different series of Preferred Stock to be issued to three different groups. Namely, 2,000,000 of Series 2001 Convertible Preferred Stock, 5,593,000 shares of Series 2001A Convertible Preferred Stock and 5,643,175 shares of Series 2001B Convertible Preferred Stock.

(c)	Series 2001 Convertible Preferred Stock was approved to be issued in a private offering as follows:

         (i) Holders of Series 2001 Convertible Preferred Stock shall receive preference in the event of liquidation, dissolution or winding up of the corporation. Specifically, in the event of liquidation, dissolution or winding up holders of Series 2001 Preferred Stock shall be paid Five Dollars ($5.00) per share for each Preferred Share, plus all declared and unpaid dividends.

        (ii) Shares of Series 2001 Convertible Preferred Stock shall have no voting rights.

        (iii) Each share of Series 2001 Convertible Preferred Stock may, at the option of the holder, be converted into common stock of the corporation at any time after twelve months after the issuance of such shares. The conversion ratio per share of the Series 2001 Convertible Preferred Stock shall be either $5.00 per share or 30% below the trading price of the common stocked as priced the prior trading day to conversion. This conversion ratio is subject to change in the event of subdivision of common stock or issuance of a stock dividend.

(d)	Series 2001A Convertible Preferred Stock was approved to be issued by the Board of Directors to various shareholders in exchange for a like number of common shares, as follows:

        (i) Each share of 2001A Convertible Preferred Stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of shareholders, and such vote shall be equal to the


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               voting rights of the common stock and shall be counted with the common stock toward election of directors or such other action as the class of common stock shall be entitled.

        (ii) Each share of Series 2001A Convertible Preferred Stock may, at the option of the holder, be converted into shares of common stock on a one for one basis at any time after February 1, 2002.

(e) 	Series 2001B Convertible Preferred Stock was approved to be issued by the
Board of Directors pursuant to agreements between the parties, to Coral
Ridge, Inc. Series 2001B Convertible Preferred Stock carries the following preferences:

        (i) Shares of Series 2001B Convertible Preferred Stock shall have no voting rights. However, the Company may not (1) alter or change any of the powers, preferences, privileges or rights of Series 2001B Convertible Preferred Stock; (2) create a new class or series of shares having preferences; or amend the provisions of this paragraph without first obtaining the approval by vote or written consent by atleast a majority of the outstanding Series 2001B Convertible Preferred Stock, voting separately as a class.

        (ii) Each share of Series 2001B Convertible Preferred Stock may, at the option of the holder, be converted into fully paid and nonassessable shares of common stock of the corporation on a one for one basis at anytime after twelve months from the date of execution of the agreement between the Company and Coral Ridge, Inc.

        (iii) In the event, we should at anytime combine the outstanding common stock into a smaller number of shares, such action will have no effect upon the conversion ratio of the Series 2001B Convertible Preferred Stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 22, 2001			STANFIELD EDUCATIONAL ALTERNATIVES, INC.


                                        ---/s/Lawrence W. Stanfield ----------
                                         By: Lawrence W. Stanfield, CEO

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                                         It's: Chief Executive Officer